EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100179 on Form S-8 of our report dated June 25, 2012, relating to the financial statements and financial statement schedule of Northrop Grumman Corporation appearing in this Annual Report on Form 11-K of Northrop Grumman Financial Security and Savings Program for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

June 25, 2012